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                                   Exhibit 4.2

Series 2001-1 Supplement, dated as of November 7, 2001, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).